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                                                                  EXHIBIT 23.23

                      CONSENT OF COOPERS & LYBRAND L.L.P.

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of AccuStaff Incorporated on Form S-4 of our report dated September 12, 1996, on our audit of the financial statements of DataCorp Business Systems, Inc. as of December 31, 1995 and for the year then ended, which report is included in this Report on Form 8-K.

We also consent to the reference to our firm under the caption "Experts."

                                          /s/ COOPERS & LYBRAND L.L.P.

Cleveland, Ohio.
September 16, 1996